EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT
                         BY SHAREHOLDERS TO ARTICLES OF

--------------------------------------------------------------------------------

                            The Kroll-O'Gara Company
                            ------------------------
                              (Name of Corporation)

                                     949390
                                ----------------
                                (charter number)


Nazzareno Paciotti                     , who is the  Chief Financial Officer
--------------------------------------               -------------------------
              (name)                                         (title)

of the named Ohio  corporation  organized for profit,  does hereby certify that:
(Please check the appropriate box and complete the appropriate statements.)

|X| a meeting of the shareholders was duly called and held on August 16, 2001 , at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise 75 % of the voting power of the corporation,

|_| in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


|X|       Please check box if additional provision are attached.


Provisions attached hereto are incorporated herein and made a part of these articles of incorporation.



IN WITNESS  WHEREOF,  the above named  officer,  acting for and on behalf of the
corporation, has hereunto subscribed      his          name on   August 22, 2001
                                     ---------------             ---------------
                                        (his/her)                    (date)



                                        Signature:  /s/ Nazzareno Paciotti
                                                    ----------------------------


                                        Title: Chief Financial Officer
                                               ---------------------------------

RESOLVED, that it is advisable and in the best interests of The Kroll-O'Gara Company that, subject to consummation of the transactions contemplated by the Asset Purchase Agreement dated as of April 20, 2001 among Armor Holdings, Inc., Bengal Acquisition Corp., The Kroll-O'Gara Company, O'Gara-Hess & Eisenhardt Armoring Company, The O'Gara Company and O'Gara Security Associates, Inc., immediately following such consummation, the Amended and Restated Articles of Incorporation of The Kroll-O'Gara Company be amended to amend Section FIRST thereof to read in its entirety as follows:

"FIRST.    The name of the corporation is Kroll Inc. (the "Corporation")."